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                                                                     EXHIBIT 4.1

                                 RESONATE INC.

                            STOCK OPTION AGREEMENT


     THIS STOCK OPTION AGREEMENT (the "Agreement") is made as of October 2, 1998, between Resonate Inc., a California corporation (the "Company"), and Kenneth Schroeder (the "Optionee").

     1.   Grant of Option. The Company grants to the Optionee an option (the
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"Option") to purchase 1,408,500 shares ("Shares") of the Company's common stock
("Common Stock") at an exercise price of $0.38 per Share (the "Exercise Price"). This Option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     2.   Exercise of Option. This Option shall be exercisable during its term
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as follows:

          (a)  Right to Exercise. This Option may be exercised in whole or in
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part at any time after the date of this Agreement, including as to Shares which have not yet vested under the vesting schedule set forth in Section 2(b) below, in accordance with the provisions of this Agreement and the Exercise Notice and Restricted Stock Purchase Agreement attached hereto as Exhibit A.
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          (b)  Vesting Schedule. The Shares issuable upon exercise of this
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Option will be subject to repurchase by the Company at the original exercise price and such repurchase right shall lapse in a series of installments measured from August 1, 1998 (the "Vesting Commencement Date") as follows:

               (i) One forty-eighth (1/48) of the Shares subject to this Option shall vest and the Company's repurchase right with respect to thereto shall terminate upon the expiration of each full month after the Vesting Commencement Date, subject to the Optionee's continuing to be an employee (or a consultant if Optionee changes from employee to consultant status with the Company's consent) of the Company on such dates;

               (ii) In the event of (A) a merger, consolidation or other reorganization of the Company with or into another corporation in which the holders of the capital stock of the Company immediately prior to such transaction hold less than fifty percent (50%) of the voting securities of the surviving corporation after such transaction, or (B) the sale of all or substantially all of the assets of the Company (any such event described in clause (A) or (B), a "Change in Control"), fifty percent (50%) of the Shares subject to this Option that are unvested as of the effective date of such Change of Control shall vest and the Company's repurchase right with respect thereto shall terminate immediately prior to the consummation of such Change of Control. The remaining Shares subject to this Option that are unvested after a Change in Control shall continue vesting at the same rate as prior to the Change of Control. Notwithstanding the foregoing or anything else to the contrary in this Agreement, a "Change of Control" shall not include any change of control of the Company that results from an initial public offering of the Company's Common Stock or any other financial investment in the Company.

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               (iii) In the event that the surviving or acquiring corporation
(the "Surviving Corporation") in any Change of Control shall fail to offer to Optionee, in Optionee's reasonable judgement, a position and title in the Surviving Corporation equivalent to Optionee's position and title with the Company immediately prior to such Change of Control (a "Constructive Termination"), this Option shall fully vest as to all of the Shares, including Shares as to which the Optionee would not otherwise be vested, and the Company's repurchase right with respect thereto shall terminate upon such Constructive Termination.

          (c)  Method of Exercise. This Option is exercisable by delivery of an
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Exercise Notice and Restricted Stock Purchase Agreement in the form attached as
Exhibit A (the "Exercise Notice"), which shall state the election to exercise
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the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be completed by the Optionee and shall be delivered to Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

     No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with applicable laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

     3.   Term of Option. Subject to earlier termination as specified herein,
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this Option may be exercised until October 2, 2008, after which this Option shall terminate.

     4.   Termination of Relationship. In the event of termination of optionee's
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continuous status as an employee or consultant of the Company, this Option may be exercised for a period of ninety (90) days after the date of such termination (but in no event later than the expiration date of this Option as set forth in Section 3 above) to the extent that the Option is vested on the date of such termination. Optionee's continuous status as an employee or consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its parent, any subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. "Employee" means any person, including officers and directors, employed by the Company or any parent or subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company. "Consultant" means any person who is engaged by the Company or any parent or subsidiary to render consulting or advisory services and is compensated for such services, and any director of the Company whether compensated for such services or not. If the Company registers any class of any equity security pursuant to the Securities Exchange Act or 1934, as amended, the term Consultant shall thereafter not include directors who are not compensated for their services or are paid only a director's fee by the Company. To the extent that Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

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     5.   Disability of Optionee. Notwithstanding the provisions of Section 4
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above, in the event of termination of Optionee's continuous status as an employee or consultant of the Company as a result of his "disability" (within the meaning of Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

     6.   Death of Optionee. In the event of termination of Optionee's
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continuous status as an employee or consultant as a result of the death of
Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 3 above), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee could exercise the Option at the date of death. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate.

     7.   Optionee's Representations. In the event the Shares have not been
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registered under the Securities Act of 1933, as amended (the "Securities Act"), at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his Investment Representation Statement in the form attached hereto as Exhibit B.
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     8.   Lock-Up Period. Optionee hereby agrees that, if so requested by the
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Company or any representative of the underwriters (the "Managing Underwriter")
in connection with any registration of the offering of any securities of the Company under the Securities Act, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

     9.   Method of Payment. Payment of the aggregate Exercise Price shall be by
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any of the following, or a combination thereof, at the election of the Optionee:

          (a)  cash; or

          (b)  check; or

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          (c)  surrender of other shares of Common Stock of the Company which
(i) in the case of Shares acquired pursuant to the exercise of a Company option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a fair market value (as determined by the Board of Directors of the Company (the "Board") in good faith) ("Fair Market Value") on the date of surrender equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised; or

          (d) consideration received by the Company under a cashless exercise program adopted by the Company; or

          (e) delivery to the Company of a full recourse promissory note and executed security agreement, in the forms attached hereto as Exhibit F and
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Exhibit G respectively.
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     10.  Non-Transferability of Option. This Option may not be transferred in
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any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     11.  Adjustments upon Changes in Capitalization, Dissolution, Merger or
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Asset Sale.
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          (a)  Changes in Capitalization. Subject to any required action by the
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shareholders of the Company, the number of shares of Common Stock covered by this Option, as well as the price per share of Common Stock covered by this Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of stock subject to this Option.

          (b)  Dissolution or Liquidation. In the event of the proposed
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dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent the Option has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

          (c)  Merger. In the event of a merger of the Company with or into
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another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. If, in such event, the Option is not assumed or substituted, the Option shall terminate as of the date of the closing of the merger. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger, the option confers the right to purchase, for each Share of stock subject to the Option immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a

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choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger was not solely common stock of the successor corporation or its parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of stock subject to the Option, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger.

     12.  Tax Consequences. Some of the federal tax consequences relating to
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the exercise and disposition of this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          (a)  Exercising the Option. The Optionee may incur regular federal
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income tax liability upon exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an employee or a former employee, the Company will be required to withhold from his compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

          (b)  Disposition of Shares. If the Optionee holds Shares acquired upon
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exercise of the Option for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

          (c)  Section 83(b) Election for Unvested Shares Purchased Pursuant to
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the Option. With respect to the exercise of the Option for unvested Shares, an
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election ("Election") may be filed by the Optionee with the Internal Revenue
Service within 30 days of the purchase of the Shares, electing pursuant to
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Section 83(b) of the Code to be taxed currently on any difference between the purchase price of the Shares and their Fair Market Value on the date of purchase. This will result in a recognition of taxable income to the Optionee on the date of exercise, measured by the excess, if any, of the Fair Market Value of the Shares at the time the Option is exercised over the purchase price for the Shares. Absent such an election, taxable income will be measured and recognized by Optionee at the time or times on which the Company's Repurchase Option lapses. Optionee is strongly encouraged to seek the advice of his own tax consultant(s) in connection with the purchase of the Shares and the advisability of filing the Election under Section 83(b) and other similar tax provisions. A form of Election under Section 83(b) is attached hereto as Exhibit E for
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reference.

     13.  Entire Agreement; Governing Law. This Agreement constitutes the entire
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agreement of the parties with respect to the subject matter hereof and supersedes in its entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

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     14.  NO GUARANTEE OF CONTINUED SERVICE. OPTIONEE ACKNOWLEDGES AND AGREES
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THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED
ONLY BY CONTINUING TO PROVIDE SERVICES AS AN EMPLOYEE OR CONSULTANT OF THE COMPANY AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED OR BEING GRANTED AN OPTION). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS AN EMPLOYEE OR CONSULTANT AT ANY TIME, WITH OR WITHOUT CAUSE.

                           [Signature Page Follows]


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     By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of this Agreement. Optionee has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to this Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:                                    RESONATE INC.


Signature:  /s/ Kenneth Schroeder            By:  /s/ Robert Greene
          ----------------------------           -----------------------------

Printed Name: Kenneth Schroeder              Printed Name: I. Robert Greene

                                             Title: Director







           [Signature Page of Resonate Inc. Stock Option Agreement]

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